Exhibit 10.25.4.13

NONRECOURSE EXCEPTIONS GUARANTY

Boston Back Bay Hilton

Boston, Massachusetts

This NONRECOURSE EXCEPTIONS GUARANTY (this “Guaranty”) is made and entered into as of March 10,2011 by ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (“Ashford”), and PRISA III REIT OPERATING LP, a Delaware limited partnership (“PRISA III”; together with Ashford, “Guarantor,” whether one or more), for the benefit of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation (together with its successors and assigns, “Lender”).

RECITALS

A. Lender made a loan (the “Loan”) to Borrower in the outstanding principal amount of SIXTY-NINE MILLION AND 00/100 DOLLARS ($69,000,000.00), which Loan is evidenced by that certain Promissory Note dated as of December 6, 2005 executed by Borrower in favor of Lender (as the same may be extended, modified, renewed and/or replaced, the “Note”), which Note is secured by, inter alia, that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by Borrower and HHC TRS OP LLC, a Delaware limited liability company (“Operating Tenant”), as mortgagor, to Lender, as mortgagee, dated as of January 6, 2006, and recorded on December 6, 2005 in the Registry of Deeds in and for Suffolk County (the “Registry of Deeds”), Massachusetts at Book 38622, Page 222, as amended by that certain First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of July 17, 2007, also recorded in the Registry of Deeds (as amended, the “Mortgage”), encumbering Borrower’s fee interest in certain real property located in the County of Suffolk and Commonwealth of Massachusetts, together with the improvements now or hereafter located thereon (the “Property”). The Note, the Mortgage and any other documents evidencing, securing or pertaining to the Loan are collectively referred to herein as the “Loan Documents.”

B. Simultaneously herewith, Guarantor intends to consummate the Transaction (as defined and more particularly described in that certain Omnibus Agreement dated of even date herewith among Borrower, Operating Tenant and Lender (the “Omnibus Agreement”)) whereby as a result of the Transaction, on the date hereof, Guarantor will acquire, 100% of the legal and beneficial economic ownership interests of Borrower and Operating Tenant.

C. Without the consent of Lender, the Transaction would constitute an Event of Default under Section 24(f) of the Mortgage and so Borrower has requested that Lender consent to the Transaction.

D. Lender is willing to consent to the Transaction on certain terms and conditions more particularly described in the Omnibus Agreement, including, without limitation, that Guarantor guaranty for the benefit of Lender, and its successors and assigns, all obligations and liabilities of Borrower with respect to the Loan for which Borrower is personally liable as described herein.

NOW, THEREFORE, to induce Lender to consent to the Transaction, and in consideration of the substantial benefit Guarantor will derive from the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

ARTICLE I

INCORPORATION; DEFINED TERMS

1.1 Incorporation of Recitals. The recitals of fact as set forth above are hereby agreed to be true and are incorporated into the body of this Guaranty by reference.

1.2 Defined Terms. Certain capitalized terms used in this Guaranty and not defined herein are defined in the Mortgage and the other Loan Documents, and when used in this Guaranty such capitalized terms shall have the meanings given to them by the language employed in the Mortgage and the other Loan Documents unless otherwise defined herein.

ARTICLE II

OBLIGATIONS GUARANTEED

2.1 Guarantv of Loan Obligations. Guarantor irrevocably and unconditionally guarantees to Lender the prompt payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations and liabilities of Borrower for which Borrower is, or shall become, personally liable pursuant to the Note and other Loan Documents, but only as and to the extent provided in Section 41 of the Mortgage and Section 17 of the Note (the “Guaranteed Obligations”). By way of clarification, with reference to Section 41(vi) of the Mortgage, as of the date hereof, the only guarantee and/or indemnification agreement to which Borrower is a party is that certain Environmental Indemnification Agreement by Borrower and Guarantor for the benefit of Lender dated as of the date hereof.

2.2 Continuing Obligation. This Guaranty is a continuing guaranty and in full force and effect and will be discharged only if and when the Loan has been paid in full, and all obligations under the Note and other Loan Documents have been fully performed; provided, however, that notwithstanding any of the foregoing to the contrary, this Guaranty shall remain in full force and effect for so long as any payment hereunder may be voided in bankruptcy proceedings as a preference or for any other reason.

2.3 Direct Action against Guarantor. Guarantor’s liability under this Guaranty is a guaranty of payment and performance and not of collection. Lender has the right to require Guarantor to pay, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery first from Borrower or any other party, without first suing on the

Note or any other Loan Document and without demonstrating that the collateral for the Loan is inadequate security or that Lender has exercised (to any degree) or exhausted any of Lender’s other rights and remedies with respect to Borrower or any collateral for the Loan.

ARTICLE III

GENERAL TERMS AND CONDITIONS

3.1 Payments; Interest on Amounts Payable Hereunder. Amounts payable to Lender under this Guaranty shall be immediately due and payable on Lender’s written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim. Amounts not paid within ten (10) Business Days (hereinafter defined) after Lender’s written demand shall, at Lender’s option and without prejudice to Lender’s rights for failure to pay, bear interest at the Default Rate from the date of Lender’s demand notice until paid in full. Interest at the Default Rate also shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full. If interest paid or payable hereunder is deemed to exceed the maximum rate permitted by law, then the amount to be paid immediately shall be reduced to such maximum rate and thereafter computed at such maximum rate. Lender may apply all money received by Lender to payment or reduction of the Loan or reimbursement of Lender’s expenses, in such priority and proportions, and at such time or times as Lender may elect.

3.2 Events of Default. Guarantor shall be in default of this Guaranty at Lender’s option if any of the following (each, an “Event of Default”) shall occur: (a) Guarantor fails to make a payment required hereunder within ten (10) Business Days after Lender’s written demand for payment, (b) any representation or warranty made herein or in any financial statement required to be furnished to Lender under this Guaranty is untrue or materially misleading as of the date made, or (c) the breach of any covenant by Guarantor made herein or in any other Loan Document, including, without limitation, the covenants in Section 3.14 hereof.

3.3 Remedies. Following an Event of Default (which has not been waived in writing by Lender), Lender shall be entitled to accelerate the Loan and exercise all other rights and remedies as have been provided to Lender hereunder, under the other Loan Documents, by law or in equity. Such rights and remedies are cumulative and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise. Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Guarantor in any instance will not entitle Guarantor to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Guaranty to be given). Lender may release other security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

3.4 Enforcement Costs. Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under this Guaranty in each case whether or not legal proceedings are commenced. Such fees and expenses include, without limitation, Attorneys’ Fees, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses) and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within ten (10) Business Days after Lender’s written demand for payment.

3.5 Unimpaired Liability. Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantor acknowledges and agrees that its liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof): (a) Borrower’s lack of authority or lawful right to enter into any of the Loan Documents; (b) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, the grant of extensions of time for payment or performance; (c) failure to record any Loan Document or to perfect any security interest intended to be provided thereby or otherwise to protect, secure or insure any collateral for the Loan; (d) Lender’s failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents or under this Guaranty; (e) the release or substitution, in whole or in part, of any collateral for the Loan or acceptance of additional collateral for the Loan; (f) the release of Borrower from performance, in whole or in part, under any of the Loan Documents, in each case whether by operation of law, Lender’s voluntary act, or otherwise; (g) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower, any other guarantor or Lender; (h) the termination or discharge of the Mortgage or the exercise of any power of sale or any foreclosure Gudicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure; (i) the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against Borrower, any other guarantor or Lender, whether in connection with the Loan or any other transaction; or G) the accuracy or inaccuracy of the representations and warranties made by Borrower in any of the Loan Documents.

3.6 Waivers.

(a) Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(i) (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor’s right to make inquiry of Lender to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any default or event of default under the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(ii) any right to require Lender to institute suit against, or to exhaust any rights and remedies which Lender has or may have against, Borrower or any third party, or against any collateral for the Guaranteed Obligations provided by Borrower, Guarantor, or any third party. In this regard, Guarantor agrees that they are bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(iii) (1) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by any applicable law, or otherwise, arising by reason of: the impairment or suspension of Lender’s rights or remedies against Borrower; the alteration by Lender of the Guaranteed Obligations; any discharge of Borrower’s obligations to Lender by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations; and (4) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(b) Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender under the provisions of any law of the Commonwealth of Massachusetts or any other jurisdiction; or (ii) any election by Lender under Bankruptcy Code Section 1111 (b) to limit the amount of, or any collateral securing, its claim against Borrower.

If any of the Guaranteed Obligations at any time are secured by a mortgage or Mortgage upon real property, Lender may elect, in its sole discretion, upon an Event of Default with respect to the Guaranteed Obligations, to foreclose such mortgage or Mortgage judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Guaranteed Obligations are repaid in full with the proceeds of such foreclosure; provided, however, that Guarantor’s liability hereunder shall not be reduced by amounts received by Lender in connection with the foreclosure or sale of any collateral securing the Loan or any other enforced collection, other than amounts received directly from Guarantor after the acceleration of the Loan or until the total of such amounts received are sufficient to pay the Guaranteed Obligations and all other obligations secured by such mortgage in full. Guarantor understands that (a) by virtue of the operation of any antideficiency law applicable to nonjudicial foreclosures, an election by Lender nonjudicially to foreclose such a mortgage or Mortgage probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would prevent Lender from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against Lender any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by Lender nonjudicially to foreclose any such mortgage or Mortgage. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Guarantor hereby waives and relinquish any right to have the fair market value of the property determined by a judge or jury in any action on the obligations secured hereby, including, without limitation, a hearing to determine fair market value pursuant to Massachusetts State law, if any such right exists now or in the future, which shall have no applicability with respect to the determination of Guarantor’s liability under this Guaranty.

(c) Until such time as all of the Guaranteed Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby postpones any right of subrogation Guarantor has or may have as against Borrower with respect to the Guaranteed Obligations; (ii) Guarantor hereby postpones any right to proceed against Borrower or any other person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter has as against Borrower with respect to the Guaranteed Obligations; and (iii) Guarantor also hereby postpones any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

3.7 No Election. Lender shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

3.8 Guarantor Bound by Judgment Against Borrower. Guarantor agrees that they shall be bound conclusively, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Loan Documents (wherever instituted) as if Guarantor were a party to such action even if not so joined as a party.

3.9 Certain Consequences of Borrower’s Bankruptcy.

(a) If Borrower shall be subject to a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or any insolvency law the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to accelerate and declare the Loan immediately due and payable, Lender may, as against Guarantor, nevertheless declare the Loan due and payable and enforce any or all of its rights and remedies against Guarantor as provided herein.

(b) Any payment made on the Loan, whether made by Borrower or Guarantor or any other person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or any insolvency or other debtor relief law shall not be considered as a payment made on the Loan or under this Guaranty. Guarantor’s liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loan, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Guaranteed Obligations.

(c) Until payment in full of the Loan (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code or other insolvency law, which interest the parties agree remains a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under federal, state or foreign law.

3.10 Subrogation and Contribution. Guarantor agrees that no payment by Guarantor under this Guaranty shall give rise to (a) any rights of subrogation against Borrower or the collateral for the Loan, or (b) any rights of contribution against Borrower, any partner of Borrower or any other guarantor, in each case unless and until Lender has received full and indefeasible payment of the Loan. If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that (a) its rights of subrogation shall be junior and subordinate to Lender’s rights against Borrower and the collateral for the Loan, and (b) its rights of contribution against Borrower, any partner of Borrower or any other guarantor shall be junior and subordinate to Lender’s rights against such parties.

3.11 Subordination of Borrower’s Obligations to Guarantor. Any indebtedness of Borrower to Guarantor, now or hereafter existing, together with any interest thereon, shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan. Further, Guarantor agrees that should Guarantor receive any payment, satisfaction or security for any indebtedness owed by Borrower to it, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and until so delivered to Lender, shall be held in trust for Lender as security for the Loan.

3.12 Lender Transferees; Secondary Market Activities. Guarantor acknowledges and agrees that Lender, without notice to Guarantor or Guarantor’s prior consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, each grant of participations in the Loan, a transfer of the Loan as part of a securitization in which Lender assigns its rights to a securitization trustee, or a contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender’s rights and remedies hereunder. Guarantor further acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or securitization of the Loan, including, without limitation, any rating agency rating the securities issued in respect of a securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Security or with respect to Borrower or Guarantor, as Lender determines necessary or desirable. Guarantor irrevocably waives all rights they may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

3.13 Financial Reports. Each Guarantor agrees to furnish to Lender (i) quarterly financial statements within forty-five (45) days after the end of each calendar quarter and (ii) annual financial statements within ninety (90) days after the end of each fiscal year (in the case of Ashford consolidated financial statements of Ashford Hospitality Trust, Inc., and in the case of PRlSA III consolidated financial statements of PRlSA III Fund LP), and each statement shall include a balance sheet, in each case audited (where available) or, if unaudited, then certified by each Guarantor that such financial statements are true, complete and correct in all material respects as of the end of the related period. The financial statements shall be in the form of the financial statements provided as of the date hereof or such other form reasonably acceptable to Lender and, in each case, prepared in accordance with consistently applied accounting methods reasonably acceptable to Lender. So long as this Agreement shall remain in effect, Guarantor, with reasonable promptness, will deliver to Lender such other information with respect to Guarantor as Lender may from time to time reasonably request.

With respect to Ashford, the financial statements required to be delivered hereunder shall include the information necessary for Lender to determine whether or not the following covenants under the Senior Revolving Credit Facility (as hereinafter defined) are being met: (a) that the ratio of Total Net Indebtedness to Total Asset Value shall not exceed 0.65 to 1.00 at any time, (b) that the ratio of Adjusted EBITDA for the previous four (4) consecutive fiscal quarters to Fixed Charges shall not be less than 1.250 to 1.0 (on or prior to 3/31/2011) and 1.350 to 1.0 (thereafter), (c) that Tangible Net Worth shall not at any time be less than $915,000,000 plus 75% of the net proceeds of all equity issuances of Ashford or any subsidiary (other than Ashford or any subsidiary) and (d) that the ratio of Floating Rate Indebtedness on a consolidated basis to Total Indebtedness shall not exceed .50 to 1.00. Capitalized terms used in this paragraph and not otherwise defined in this Agreement shall have the meanings ascribed to them in that certain Credit Agreement dated April 10, 2007 by and among Ashford and certain of its affiliates and certain financial institutions a party thereto, including Bank of America, N.A., as Agent.

3.14 Gross Asset Value, Liquidity Covenants. At all times until the Guaranteed Obligations have been fully satisfied, Guarantor, collectively, shall maintain a combined net asset value and tangible net worth of not less than Five Hundred Million and 00/1 00 Dollars ($500,000,000.00).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Guarantor Due Diligence and Benefit. Guarantor represents and warrants to Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) it has had adequate opportunity to review the Loan Documents, (c) it is fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) it is executing and delivering this Guaranty based solely upon its own independent investigation of the matters contemplated by clauses (a)-(c) and in no part upon any representation, warranty or statement of Lender with respect thereto.

4.2 General. Guarantor represents and warrants that:

(a) Authority. Guarantor has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. If Guarantor is not an individual: (i) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized by all necessary action of Guarantor and the person signing this Guaranty on Guarantor’s behalf has been validly authorized and directed to sign this Guaranty by all necessary action of Guarantor.

(b) Valid and Binding Obligation. This Guaranty constitutes Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No Conflict with Other Agreement. Guarantor’s execution, delivery and performance of this Guaranty will not (i) violate Guarantor’s organizational documents if Guarantor is not an individual, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any material guaranty, indenture, credit facility or other instrument to which Guarantor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor or any of its assets is subject.

(d) No Pending Litigation. As of the date hereof, no action, suit, proceeding or investigation currently is pending or, to the best of Guarantor’s knowledge, threatened against Guarantor which, either in anyone instance or in the aggregate, may have a material” adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

( e) Consideration. Guarantor will derive substantial benefit from the Loan to Borrower.

(f) No Security Interests Granted. Guarantor has not granted a security interest in any of Guarantor’s real or personal property which, either in anyone instance or in the aggregate, may have a material, adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

(g) No Tax Liens. As of the date hereof, no federal or state tax lien has been filed against any of the Guarantor or any of its assets.

(h) Bankruptcy. Guarantor has not filed any voluntary petition for bankruptcy, assignment for the benefit of its creditors, receivership or any other similar action seeking relief from or rearrangement of its respective debts, nor has Guarantor received service or other notice of any proceeding seeking to have Guarantor declared involuntarily bankrupt, or insolvent, or seeking to have a receiver for Guarantor appointed, under the laws of the United States or any state thereof, nor, to Guarantor’s actual knowledge, has any such action been threatened. As of the date hereof, Guarantor is solvent and is not contemplating any such proceedings.

4.3 Senior Revolving Credit Facility.

(a) Ashford hereby represents that Bank of America, N.A., as agent (together with its successors and assigns, “Senior Revolving Credit Facility Lender”), has made available to Ashford, as borrower, a $250,000,000 senior revolving credit facility (the “Senior Revolving Credit Facility”).

(b) Ashford represents and warrants to and for the benefit of Lender that, as of the date hereof, Ashford has a Maximum Leverage Ratio (as defined in that certain Credit Agreement (the “Credit Agreement”) dated April 10, 2007 by and among Ashford and certain of its affiliates and certain financial institutions a party thereto, including Bank of America, N.A., as Agent) of no greater than 62.5% and a Minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.50 to 1.00.

(c) Ashford represents and warrants to and for the benefit of Lender that, as of the date hereof, (i) PIM Highland Holding LLC, a Delaware limited liability company (“Newco”), is an “Unpledgable Subsidiary” under the Credit Facility and (ii) pursuant to Section 7.12(b) of the Credit Facility, Borrower and Newco are not required to subject any of the Equity Interests (as defined in the Credit Facility) in Newco to the Lien of the Pledge Agreement (as defined in the Credit Facility) and (iii) no direct or indirect interest in Borrower has been pledged as security for the Senior Revolving Credit Facility in violation of the Loan Documents.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice, request, demand, statement, consent or other communication (“Notice”) made hereunder shall be in writing signed by the party giving such Notice, and shall be deemed to have been properly given when (a) delivered personally or such personal delivery is refused, (b) delivered to a reputable overnight delivery service providing a receipt, or ( c) deposited in the United States Mail, postage prepaid and registered or certified mail return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any Notice given as aforesaid shall be respectively, (i) the date of personal service or refusal to accept delivery, (ii) one (1) Business Day after delivery to such overnight delivery service, or (iii) three (3) Business Days after being deposited in the United States Mail, whichever is applicable.

For purposes hereof, the addresses are as follows:

If to Lender:	Connecticut General Life Insurance Company

c/o CIGNA Investments, Inc.

900 Cottage Grove Road, Wilde Building

Bloomfield, Connecticut 06002

Attn: Debt Asset Management, A4CRI

with a copy to:	CIGNA Corporation

900 Cottage Grove Road, Wilde Building

Hartford, Connecticut 06152

Attn: Real Estate Law, A5LGL

If to Guarantor:	c/o Ashford Hospitality Trust

14185 Dallas Parkway

Suite 1100

Dallas, Texas 75254

Attention: Douglas A. Kessler

with a copy to:	c/o Ashford Hospitality Trust

14185 Dallas Parkway

Suite 1100

Dallas, Texas 75254

Attention: David A. Brooks

with a copy to:	c/o Prudential Investment Management, Inc.

8 Campus Drive

Parsippany, New Jersey 07054

Attention: Jim Walker

with a copy to:	clo PREI Law Department

8 Campus Drive

Parsippany, New Jersey 07054

Attention: Joan N. Hayden, Esq.

5.2 Entire Agreement; Modification. This Guaranty is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

5.3 Binding Effect; Joint and Several Obligations. This Guaranty is binding upon and inures to the benefit of Guarantor, Lender and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action, or death if Guarantor is a natural person, of the parties or by operation of law. Guarantor may not delegate or transfer its obligations under this Guaranty. If there is more than one Guarantor, each Guarantor shall be jointly and severally liable hereunder.

5.4 Unenforceable Provisions. Any provision of this Guaranty which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

5.5 Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document.

5.6 Construction of Certain Terms. Defined terms used in this Guaranty may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpretation of this Guaranty. The words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph of other subdivision; and “Guaranty” and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

5.7 Governing Law. This Guaranty shall be interpreted and enforced according to the laws of the Commonwealth of Massachusetts (without giving effect to its rules governing conflict of laws).

5.8 Consent to Jurisdiction. Guarantor irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Security is located with respect to any legal action arising with respect to this Guaranty and waives all objections which it may have to such jurisdiction and venue.

5.9 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND GUARANTOR EACH HEREBY WAIVES THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY.

5.10 Business Day/Business Days. The term “Business Day” or “Business Days” as used in this Guaranty shall mean any calendar day other than Saturday, Sunday or a federal holiday on which the U.S. Postal Service offices are closed for business in one or more of Boston, Massachusetts or Bloomfield, Connecticut.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty, as a sealed instrument, as of the day and year first above written.

GUARANTOR:

ASHFORD:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ashford OP General Partner LLC, its general partner

	By:	/s/ David Brooks
Name: David Brooks
Title: Vice President

PRISA III:

PRISA III REIT OPERATING LP, a Delaware limited partnership

By:	PRISA III OP GP, LLC, its general partner

	By:	PRISA III Fund LP, its manager

		By:	PRISA III Fund GP, LLC, its general partner

			By:	PRISA III Fund PIM, LLC, its sole member

				By:	Prudential Investment Management, Inc., its sole member

					By:	/s/ James P. Walker
Name: James P. Walker
Title: Vice President